UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

DEEP MEDICINE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 12th Floor

New York, NY

(Address of principal executive offices)

10017

(Zip Code)

Registrant’s telephone number, including area code: (917) 289-2776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	DMAQ	The Nasdaq Stock Market LLC

Rights, each exchangeable into one-tenth of one share of Class A Common Stock	DMAQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2022, Deep Medicine Acquisition Corp. (the “Company”) filed an amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendments”). The Charter Amendments (i) extend the date by which the Company must consummate its initial business combination from January 29, 2023 to July 29, 2023, or such earlier date as determined by the Company’s board of directors and (ii) provide for the right of a holder of Class B common stock of the Company to convert into Class A common stock of the Company on a one-for-one basis prior to the closing of an initial business combination.

The foregoing description is qualified in its entirety by reference to the Charter Amendments, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 23, 2022, the Company held a special meeting of stockholders in lieu of an annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the Charter Amendments to (i) extend the date by which the Company must consummate its initial business combination from January 29, 2023 to July 29, 2023, or such earlier date as determined by the Company’s board of directors (the “Extension Amendment Proposal”) and (ii) provide for the right of a holder of Class B common stock of the Company to convert into Class A common stock of the Company on a one-for-one basis prior to the closing of an initial business combination (the “Founder Share Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,906,590	3	0	0

The final voting results for the Founder Share Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,906,590	3	0	0

The Company’s stockholders also re-elected each of Tina Spires, HongLiang Ren, and John Chiang as Class I directors of the Board until the annual meeting of the Company to be held in 2024 or until their successors are appointed and qualified (the “Director Election Proposal”).

The final voting results for the Director Election Proposal were as follows:

	For	Withhold
Tina Spires	11,593,238	1,313,355
HongLiang Ren	11,254,780	1,651,813
John Chiang	12,906,590	3

Stockholders holding 11,819,790 shares of the Company’s Class A common stock (“Public Shares”) exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, approximately $121,034,649.60 million (approximately $10.24 per share) will be removed from the Company’s trust account to pay such holders. Following redemptions, the Company will have 830,210 Public Shares outstanding.

Stockholders holding all of the issued and outstanding Class B common stock of the Company elected to convert their Class B common stock into Class A common stock of the Company on a one-for-one basis. As a result, 3,162,500 shares of Class B common stock of the Company will be cancelled, and 3,162,500 shares of Class A Common Stock will be issued to such converting Class B stockholders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Amendment to the Second Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP MEDICINE ACQUISITION CORP.

By:	/s/ Humphrey P. Polanen
Name:	Humphrey P. Polanen
Title:	Chief Executive Officer

Dated: December 23, 2022